Sub-Item 77Q1(e):

Form of Amended Schedule A to the Investment Advisory Agreement (amended as of August 20, 2014). Incorporated herein by reference to the Registrant’s Registration Statement as filed with the Securities and Exchange Commission on August 22, 2014 (Accession Number 0001193125-14-318704).